UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2017

AEGLEA BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37722	46-4312787
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 S. MoPac Expressway Barton Oaks Plaza One Suite 250 Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

(512) 942-2935

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Aeglea BioTherapeutics, Inc., (the “Company”) today announced the appointment of Anthony Quinn, M.B Ch.B, Ph.D., FRCP as interim chief medical officer, effective immediately. Dr. Quinn also serves on the Company’s Board of Directors and, most recently, was executive vice president, chief medical officer and head of research & development at Synageva BioPharma Corp. until its acquisition by Alexion Pharmaceuticals in 2015. Dr. Quinn will oversee the medical strategy and clinical development of AEB1102, the Company’s lead product candidate, for the treatment of Arginase I deficiency as well as the Company’s additional rare genetic diseases and oncology programs.

“Anthony has been a key member of our board and his extensive experience in rare disease drug development has already benefited our clinical development programs,” said David G. Lowe, Ph.D., chief executive officer of Aeglea. “Anthony’s leadership will be critical during this time of growth and I look forward to partnering with him in this role while we continue our search for a full-time chief medical officer.”

“I look forward to working with David and his leadership team at Aeglea to advance the clinical development of our lead program AEB1102 in rare genetic diseases and cancer as well as to continue building the clinical development organization,” said Dr. Quinn.

F. Andrew Dorr, M.D., the Company’s previous interim chief medical officer, will transition his work to focus on the clinical development of the Company’s oncology programs.

The information furnished with this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGLEA BIOTHERAPEUTICS, INC.

Date: April 21, 2017	By:	/s/ Charles N. York II
Charles N. York II
Chief Financial Officer

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